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                            SUB-ADVISORY AGREEMENT


     AGREEMENT made as of the 1st day of November, 1995, between GNA CAPITAL MANAGEMENT, INC., a corporation organized under the laws of the state of Washington and having its principal place of business in Seattle, Washington (the "Adviser") and DUFF & PHELPS INVESTMENT MANAGEMENT CO., a corporation organized under the laws of the state of Illinois and having its principal place of business at 55 East Monroe Street, Chicago, IL 60603 ("Sub-Adviser").

     WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Advisers Act; and

     WHEREAS, GNA VARIABLE SERIES TRUST, a Delaware business trust (the "Trust"), proposes to engage in business as an open-end, diversified, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust intends to initially offer four series of shares, each of which represents a segregated, separately managed portfolio of securities with its own investment objective, and shares of each portfolio are offered only to insurance company separate accounts that fund certain annuity or life insurance contracts; and

     WHEREAS, one of the series of shares initially offered by the Trust is the GNA Value Portfolio (the "Value Portfolio"), such series together with all other series subsequently established by the Trust with respect to which the Sub-Adviser renders management and investment advisory services pursuant to the terms of this Agreement being herein collectively referred to as the "Portfolios" and individually as a "Portfolio"; and

     WHEREAS, pursuant to the Investment Advisory Agreement, as of even date herewith, between the Trust and the Adviser (the "Advisory Agreement"), the Adviser is required to perform investment advisory services for the Portfolios.

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:


1.  APPOINTMENT OF SUB-ADVISER.

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     (i)  Value Portfolio. The Adviser hereby employs the Sub-Adviser to provide investment advisory services to the Value Portfolio for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     (ii) Additional Portfolios. In the event that the Trust establishes one or more series of shares other than the Value Portfolio with respect to which the Adviser desires to retain the Sub-Adviser to render investment advisory services hereunder, the Adviser shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Sub-Adviser is willing to render such services on the terms provided for herein, it shall so notify the Adviser in writing, whereupon such series shall become a Portfolio hereunder.

2.  DUTIES OF ADVISER AND SUB-ADVISER.

     (i) Delivery of Documents. The Adviser has furnished the Sub-Adviser with true copies of each of the following:

          (a) The Trust's Declaration of Trust, as filed with the Delaware Secretary of State and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

          (b) The Trust's By-Laws and amendments thereto (such By-Laws, as presently in effect and as it shall from time to time be amended, is herein called the "By-Laws");

          (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and Sub-Adviser and approving the Advisory Agreement and this Agreement;

          (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on March 29, 1994, and all amendments thereto;

          (e) The Value Portfolio's Registration Statement on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") and the 1940 Act (File Nos. 33-77138 and 811-8456, respectively) as filed with the Securities and Exchange Commission on September 20, 1994, and all amendments thereto (the "Registration Statement");

          (f) The Portfolio's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus");

          (g) All resolutions of the Board of Trustees of the Trust pertaining to the management of the assets of the Portfolios; and

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          (h)  The Advisory Agreement between the Trust and the Adviser relating to the Portfolios; and

          (i) The Custodian Contract between the Trust and State Street Bank and Trust Company (the "Custodian") relating to the Portfolios.

          The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing, but, with respect to items (a), (b) or (h), only if such amendments or supplements relate to or affect the obligations of the Sub-Adviser hereunder.

     (ii) The Sub-Adviser, at its own expense, shall furnish the following services to the Trust:

           (a) Investment Program. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment objective and policies of the Portfolios as set forth in the Trust's current Registration Statement and subject to the supervision of the Adviser and the Board of Trustees of the Trust, to (i) develop and furnish an investment program and strategy for each Portfolio as may from time to time in the circumstances appear most appropriate to the achievement of the investment objective of each Portfolio as stated in the aforesaid Registration Statement, (ii) provide research and analysis relative to the investment program and investments of each Portfolio, (iii) determine from time to time what securities and other investments will be purchased, held, sold or exchanged by each Portfolio and what portion, if any, of the assets of each Portfolio shall be held in cash or cash equivalents, and (iv) make changes on behalf of the Trust in the investments of each Portfolio. In accordance with paragraph 2(ii)(b), the Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for each Portfolio's account. The Sub-Adviser will make its officers and employees available to meet with the Adviser's officers and directors on due notice at reasonable times to review the investments and investment program of each Portfolio in the light of current and prospective economic and market conditions.

           In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided or authorized shall have no authority to act for or represent any Portfolio or the Trust in any way or otherwise be deemed to be an agent of any Portfolio, the Trust or of the Adviser.

           (b) Portfolio Transactions. In connection with the management of the investment and reinvestment of each Portfolio, the Sub-Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust.

           In executing portfolio transactions and selecting brokers or dealers, if any, the Sub-Adviser will use its best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser

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     shall consider all factors it deems relevant, including the breadth of the market and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser with respect to the Value Portfolio and/or other accounts over which the Sub-Adviser exercises investment discretion. With the prior approval of the Trustees, the Sub-Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relating to the value of the brokerage and research services provided. Such prior approval may be obtained from the Trustees with respect to the Sub-Adviser's investment program and need not be obtained on a transaction-by-transaction basis.

           The Sub-Adviser will advise the Portfolios' custodian and the Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer.

           The Sub-Adviser shall, upon due notice from the Adviser, provide such periodic and special reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate.

           Notwithstanding the foregoing, the Sub-Adviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of any Portfolio and/or brokers and dealers through which portfolio transaction on behalf of the Portfolios may not be effected, including, without limitation, brokers or dealers affiliated with the Adviser. The Sub-Adviser shall refrain from purchasing such securities for the Portfolio or directing any portfolio transaction to any such broker or dealer on behalf of the Portfolio, unless and until the written approval of the Adviser to do so is obtained, but the Sub-Adviser shall not be liable to the Portfolio for so acting. In addition, the Sub-Adviser agrees that it shall not direct portfolio transactions for the Portfolio through any broker or dealer that is an "affiliated person" of the Sub-Adviser (as that term is defined in the Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission) without the prior written approval of the Adviser and in no event shall the Sub-Adviser direct portfolio transactions on behalf of the Portfolio to any broker/dealer in recognition of sales of shares of any investment company or receipt of research or other service without prior written approval of the Adviser.

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           (c)  Reports. The Sub-Adviser shall render to the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees may request with respect to matters relating to the duties of the Sub-Adviser set forth herein.

3.  SUB-ADVISORY FEE.

     For the services to be provided by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay to the Sub-Adviser an annual gross sub-advisory fee based on the average daily net assets of the Value Portfolio at a rate of
 .30% of the combined average daily net assets of the Value Portfolio and the Investors Trust Value Fund of $100 million or less; and .20% of the combined average daily net assets of the Value Portfolio and the Investors Trust Value Fund in excess of $100 million. Such fee shall be accrued daily and paid as soon as practicable after the last day of each calendar month.

     The Sub-Adviser may from time to time and for such periods as it deems appropriate reduce its compensation hereunder to the extent the Sub-Adviser may, by notice to the Adviser, voluntarily declare.

     In the case of commencement or termination of this Agreement with respect to any Portfolio during any calendar month, the fee with respect to such Portfolio for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed during the average daily net assets of such Portfolio for the days during which it is in effect.

4.  EXPENSES.

     During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder.

5.  COMPLIANCE WITH APPLICABLE REGULATIONS.

     In performing its duties hereunder, the Sub-Adviser

     (i) shall establish compliance procedures (copies of which shall be provided to the Adviser, and shall be subject to review and approval by the Adviser) reasonably calculated to ensure compliance at all times with all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Internal Revenue Code of 1986, as amended; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

     (ii) acknowledges that the Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and that the Sub-Adviser and certain of its employees, officers and directors may be subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to

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furnish, to the Adviser and/or to the Trust, all reports and information required to be provided under such code of ethics with respect to such persons.

     (iii) agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request all in accordance with Rule 31a-3 under the 1940 Act.

6.  LIABILITY OF SUB-ADVISER.

     Neither the Sub-Adviser nor the officers, directors, employees, agents, legal representatives or controlling persons (collectively, "Related Persons") of the Sub-Adviser shall be liable for any error of judgment or mistake of law, or for any loss suffered by any Portfolio or its shareholders in connection with the matters to which this Agreement relates; provided that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence or the reckless disregard of the Sub-Adviser's obligations and duties under this Agreement (each of which is hereby referred to as a "Culpable Act").

     Neither the Sub-Adviser nor its Related Persons shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Adviser or its Related Persons in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any Culpable Act by the Sub-Adviser or its Related Persons. The Sub-Adviser and its Related Persons shall have no liability to any person acting on behalf of, or providing services to, the Trust or any Portfolio (hereinafter referred to as a "Service Provider") except as set forth above.

     The Sub-Adviser and its Related Persons shall incur no liability arising from the failure of any Service Provider to provide complete and accurate information to the Sub-Adviser, it being the intention that, in performing hereunder, the Sub-Adviser and its Related Persons may rely on the accuracy of all information received from the Trust, the Adviser or from any Service Provider and on all instructions and directions received from the Adviser or the Trust.

     The Sub-Adviser assumes hereunder the usual duties and obligations normally performed by sub-investment advisers of mutual funds. The Sub-Adviser specifically assumes no responsibility for the custody of the Trust assets or for any accounting services or other recordkeeping services except to the extent that the Sub-Adviser specifically agrees to provide such services hereunder.

7.  DURATION AND TERMINATION OF THIS AGREEMENT.

    (i) Duration. This Agreement shall become effective with respect to the Value Portfolio on the date hereof and, with respect to any additional Portfolio, on the date of receipt by the Adviser of notice from the Sub-Adviser in accordance with Paragraph 1(ii) hereof that the Sub-Adviser is willing to serve as Sub-Adviser with respect to such Portfolio. Unless terminated as herein

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provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the Value Portfolio and, with respect to each additional Portfolio, for two years from the date on which such Portfolio becomes a Portfolio hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to any such Portfolio is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (ii) Amendment. This Agreement may be amended by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement cast in person at a meeting called for that purpose, and by the holders of a majority of the outstanding voting securities of the Trust.

     (iii) Termination. This Agreement may be terminated with respect to any Portfolio at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio, or by the Sub-Adviser, in each case on sixty (60) days' prior written notice to the other party. Upon the effective date of termination of this Agreement, the Sub-Adviser shall deliver all books and records of the Trust or any Portfolio held by it (a) to such entity as the Trust may designate as a successor sub-adviser, or (b) to the Adviser.

     (iv) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

     (v) Approval, Amendment or Termination by Individual Portfolio. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (a) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and (b) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

8.  SERVICES NOT EXCLUSIVE.

     The services of the Sub-Adviser to the Adviser in connection with the Portfolios hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Sub-Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict

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the right of the Sub-Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

9.  MISCELLANEOUS.

     (i) Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

          The Adviser:   Patrick E. Welch, President and CEO
                         GNA Capital Management, Inc.
                         GNA Variable Series Trust
                         601 Union Street, Suite 5600
                         Seattle, WA 98101-2336

          Sub-Adviser:   Duff & Phelps Investment Management Co.
                         55 East Monroe Street
                         Chicago, IL 60603
                         ATTN:  Carl Faust


     (ii) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     (iii) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of the date first set forth above.

ATTEST:                                     GNA CAPITAL MANAGEMENT, INC.

/s/ Edward J. Weeles, Jr.
-----------------------------          By: /s/ Patrick E. Welch
        Secretary                         -------------------------------
                                               Patrick E. Welch

                                       Its:    President and CEO
                                           ------------------------------


ATTEST:                                     DUFF & PHELPS INVESTMENT
                                            MANAGEMENT COMPANY

/s/ Lorrie P. Zagy
-----------------------------          By: /s/ Carl F. Faust
        Secretary                         -------------------------------


                                       Its:
                                           ------------------------------
                                              Executive Vice President

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